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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ______________________

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

                            _______________________

                              Dated:  May 18, 1994


                         BRIGGS & STRATTON CORPORATION
_______________________________________________________________________________
             (Exact name of registrant as specified in its charter)

A WISCONSIN CORPORATION                  1-1370             39-0182330
_______________________________________________________________________________
(State or other jurisdiction         (Commission File     (I.R.S. Employer
     of incorporation)                    Number)        Identification No.)

              12301 WEST WIRTH STREET, WAUWATOSA, WISCONSIN  53222
_______________________________________________________________________________
              (Address of principal executive offices)    (Zip Code)





       Registrant's telephone number, including area code  (414) 259-5333





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ITEM 5.  OTHER EVENTS.
         SPIN-OFF OF BRIGGS & STRATTON TECHNOLOGIES AND PLAN
         OF FACILITIES RELOCATION.

         On May 17, 1994, the Board of Directors of Briggs & Stratton Corporation (the "Company") approved the spin-off of Briggs & Stratton Technologies Division. The Company's Board of Directors has directed management to proceed with the spin-off and it is currently anticipated that the spin-off will occur as of January 1, 1995. Full details of the spin-off remain to be worked out.

         On May 17, 1994, the Board of Directors also approved a plan of relocation for several of the Company's facilities (the "Plan of Relocation"). The Plan of Relocation provides for the expansion of existing facilities and the establishment of three new manufacturing facilities outside of Milwaukee. It is anticipated that the Plan of Relocation will involve capital expenditures of approximately $112 million over the next two years.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         This report requires no filing of financial statements or pro forma financial information.

         (A)     FINANCIAL STATEMENTS:

                 Not applicable.

         (B)     PRO FORMA FINANCIAL INFORMATION:

                 Not applicable.

         (C)     EXHIBITS:

                 News Releases dated May 17, 1994 are filed herewith.





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  BRIGGS & STRATTON CORPORATION



Date:  May 18, 1994                               By: /s/ Robert H. Eldridge
                                                  Robert H. Eldridge,
                                                  Secretary-Treasurer





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FOR MORE INFORMATION CONTACT:                      FOR IMMEDIATE RELEASE
Robert H. Eldridge
Secretary - Treasurer
Telephone:  (414) 259-5333
Facsimile:  (414) 259-5773



               BRIGGS & STRATTON ANNOUNCES LOCK DIVISION SPIN-OFF
               --------------------------------------------------

MILWAUKEE, WI--MAY 17, 1994--BRIGGS & STRATTON CORPORATION

Briggs & Stratton Corporation (NYSE-BGG) announced today that its Board of Directors approved the spin-off of Briggs & Stratton Technologies Division to Briggs & Stratton's shareholders. It is anticipated that in late 1994, a subsidiary of the Company will be formed and the shares of the new corporation will be distributed to the shareholders of Briggs & Stratton.

Briggs & Stratton Technologies Division is one of the leading providers of locks and keys for use in automobiles and other products. The spin-off of Briggs & Stratton Technologies will allow Briggs & Stratton to achieve its strategic objectives and concentrate its attention on operating the core engine business, while permitting the new corporation to have direct access to the capital markets and allowing flexibility and incentives for Briggs & Stratton Technologies to expand its business.

The Board directed management to proceed with the spin-off and the Company currently anticipates the spin-off to shareholders will occur as of December 31, 1994. Full details of the spin-off remain to be worked out, and it is anticipated that the shares of the new corporation will be publicly traded.





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FOR MORE INFORMATION CONTACT:                      FOR IMMEDIATE RELEASE
James A. Wier
Executive Vice President, Operations
Telephone:  (414) 259-5828
Facsimile:    (414) 259-5313



                             FACILITIES RELOCATION


MILWAUKEE, WI.--MAY 17, 1994--BRIGGS & STRATTON CORPORATION

The Board of Directors of Briggs & Stratton Corporation today approved management's recommendation to expand existing facilities and establish three new manufacturing facilities outside of Milwaukee, consistent with all relevant legal and contractual obligations. These facilities initiatives are required due to economic considerations and capacity requirements. While the sites for the facilities have not as yet been selected, the Company anticipates the facilities will be in the United States, closer to our major customer locations. The balance of the Small Engine Division operations will be relocated, and the Poplar Bluff and Murray plants will be expanded. In addition, the entire Model 28 (10-14 horsepower) engine operations and the assembly operations for Models 13, 17 and 19 (5-9 horsepower) of the Company's Large Engine Division and ancillary operations (including some die casting) will be moved. It is anticipated that the facilities relocation will be implemented over a 3 to 4 year period and will involve capital expenditures of
approximately $112 million.   Approximately 2,000 Milwaukee area hourly
employees will be affected by this action beginning in mid-1995 and extending through 1997.

James A. Wier, Executive Vice President of Operations for Briggs & Stratton said, "this decision has been the most difficult one we have had to make. We have known that the economics of our Milwaukee operations needed to be addressed, particularly as they relate to meeting our critical customer needs. We intend to set down with the Union leadership so that we can discuss, and minimize, the effects of these decisions on our employees and their families."





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